Exhibit 10.30

INDUSTRIAL LEASE

BETWEEN

Core5 at Laughman Farms Phase 1, LLC

AS LANDLORD

AND

OraSure Technologies, Inc.

AS TENANT

9747900–4

LEASE INDEX

	Section	Subject

	1	Basic Lease Provisions
	2	Premises
	3	Term
	4	Base Rent
	5	Security Deposit
	6	Operating Expenses and Additional Rent
	7	Utilities
	8	Maintenance and Repairs
	9	Use of Premises
	10	Insurance
	11	Indemnity
	12	Tenant's Fixtures
	13	Signs
	14	Governmental Requirements
	15	Environmental Matters
	16	Landlord’s Work
	17	Tenant Alterations
	18	Fire and Other Casualty
	19	Condemnation
	20	Tenant's Default
	21	Landlord's Right of Entry
	22	Lender's Rights
	23	Estoppel Certificate and Financial Statement
	24	Landlord's Liability
	25	Notices
	26	Brokers
	27	Assignment and Subleasing
	28	Termination or Expiration; Holdover
	29	Late Payments
	30	Rules and Regulations
	31	Quiet Enjoyment
	32	Miscellaneous
	33	Special Stipulations
	34	Authority
	35	Prevailing Party
	36	Force Majeure Delay.
	37	No Offer Until Executed

Schedule “A”	Definitions
Exhibit “A”	Depiction of Building and Premises
Exhibit “B”	Preliminary Plans and Specifications
Exhibit “C”	Special Stipulations
Exhibit “D”	Rules and Regulations
Exhibit “E”	Construction Addendum

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INDUSTRIAL LEASE

THIS INDUSTRIAL LEASE (the "Lease") is made as of the Lease Date (defined below) by and between Core5 at Laughman Farms Phase 1, LLC, a Delaware limited liability company ("Landlord"), and ORASURE TECHNOLOGIES, INC., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

1. Basic Terms. This Section 1 contains the basic terms of this Lease. Capitalized terms used in this Lease will have the meanings given them in this Section 1 and elsewhere in this Lease, including Schedule A hereto.

(a) Premises/Demised Premises: That portion of the Building depicted on Exhibit A attached hereto, containing approximately 96,010 square feet and commonly known as 222 Morgan Lane, Building C, York, Pennsylvania.

(b) Building: The building depicted on Exhibit A hereto and containing approximately 182,410 square feet.

(c) Project: Laughman Farm, York, Pennsylvania, York County

(d) Base Rent:

Months		Price Per SF Net	Monthly Rental	Annual Rental
1	4	Free
5	16	$6.50	$52,005.42	$624,065.04
17	28	$6.70	$53,565.58	$642,786.99
29	40	$6.90	$55,172.55	$662,070.60
41	52	$7.10	$56,827.73	$681,932.72
53	64	$7.32	$58,532.56	$702,390.70
65	76	$7.54	$60,288.54	$723,462.42
77	88	$7.76	$62,097.19	$745,166.29
89	100	$7.99	$63,960.11	$767,521.28
101	112	$8.23	$65,878.91	$790,546.92
113	124	$8.48	$67,855.28	$814,263.33

*Provided no Event of Default shall have occurred and be continuing beyond any applicable cure and/or notice period, Tenant shall be conditionally excused of its obligation for the payment of Base Rent for the initial four (4) months of the Primary Term (“Base Rent Credits”). However, Tenant shall pay all other charges due pursuant to the terms hereof commencing on the Base Rent Commence Date.

**(Plus the prorated amount for any Fractional Month, if applicable.)

(e)
Lease Commencement Date: The date of Base Building Substantial Completion of Landlord’s Base Building Work (estimated to be March 1, 2022) or any earlier date upon which Tenant commences business operations from the Premises. Any delay in delivery of the Premises which is not caused by Tenant Delay shall extend the Lease Commencement Date day for day. For purposes of this Lease, the term “Base Building Substantial Completion” (or any variation thereof) shall mean completion of construction of Landlord’s Base Building Work in accordance with

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the Base Building Plans and Specifications set forth on Exhibit B, attached hereto, subject only to Punchlist items established pursuant to subsection (b), above, as established by a Certificate of Substantial Completion on Standard AIA Form G-704 certified by Landlord’s architect. In the event Base Building Substantial Completion is delayed because of Tenant Delay, then for the purpose of establishing the Lease Commencement Date and any other date tied to the date of Base Building Substantial Completion, Base Building Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant Delay.
(f)
Base Rent Commencement Date: The date that is four (4) months after the Lease Commencement Date.
(g)
Expiration Date: The last day of the one hundred twenty-fourth (124th) full calendar month occurring after the Lease Commencement Date, as expressly may be extended hereby.
(h)
Primary Term: As defined in Section 3.
(i)
Tenant's Percentage Share: 52.63%
(j)
Security Deposit: $52,005.42
(k)
Permitted Use: Manufacturing, distribution, warehouse, fulfillment, and ancillary office use.
(l)
Address for notice:

Landlord:	Core5 at Laughman Farms Phase 1, LLC
c/o Core5 Industrial Partners LLC
1230 Peachtree Street, NE, Suite 3560
Atlanta, Georgia 30309
Attn: CFO

Tenant:	OraSure Technologies, Inc.
c/o SVP of Operations
220 E. First Street
Bethlehem, PA 18015

(m)
Address for rental payments:

Core5 at Laughman Farms Phase 1, LLC
c/o Core5 Industrial Partners LLC
1230 Peachtree Street, NE, Suite 3560
Atlanta, Georgia 30309
Attn: CFO

(n)
Broker(s): CBRE, Inc.
(o)
Guarantor: N/A

2. Premises. For and in consideration of the rent reserved herein and the mutual covenants contained herein, Landlord hereby leases to Tenant and Tenant hereby leases and accepts the Premises from Landlord, for the Term and upon all the terms and provisions of this Lease. Landlord and Tenant agree that the square footage of each of the Premises and the Building has been conclusively determined using BOMA Industrial -2012 Method B (Dripline Method) and is not subject to remeasurement or any form of contest by

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either party. Tenant will have a non-exclusive right to use the Building Common Area along with other tenants of the Building.

3. Term. To have and to hold the Premises for a primary term (the "Primary Term") commencing on the Lease Commencement Date and ending on the Expiration Date, as such dates may be revised pursuant to this Lease (the Primary Term, together with all renewals and extensions thereof, if any, is sometimes referred to in this Lease as the "Term"). The term "Lease Year" means the 12-month period commencing on the Base Rent Commencement Date, and each 12-month period thereafter during the Term; provided, however, that if the Base Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the period from and including the Base Rent Commencement Date to and including the last day of the calendar month in which the Base Rent Commencement Date occurs (the “Fractional Month”) and shall extend through the end of the twelfth (12th) full calendar month following the Base Rent Commencement Date.

4. Base Rent. Tenant shall pay the Annual Base Rent in the Monthly Base Rent Installments to Landlord at the address set forth in Section 1(m), as the Base Rent for the Premises, commencing on the Base Rent Commencement Date and continuing through the Primary Term, in lawful money of the United States, payable in advance, without demand, on the first day of each calendar month during the Term; provided, however, that the first month’s Base Rent shall be paid to Landlord upon Tenant’s execution of this Lease. If the Base Rent Commencement Date falls on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the resulting Fractional Month (which pro rata payment shall be due and payable on the Base Rent Commencement Date). Landlord shall receive the Rent from Tenant without any abatement (except as set forth in Section 18 and Section 19), reduction, set-off, counterclaim, defense or deduction whatsoever. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord.

5. Security Deposit. Upon Tenant's execution of this Lease, Tenant will pay the Security Deposit to Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. If the Security Deposit is a Letter of Credit: (a) it shall be an irrevocable letter of credit and in a form and from a financial institution acceptable to Landlord, and (b) Tenant shall, upon demand, pay directly or reimburse Landlord for all expenses incurred by Landlord in connection with the Letter of Credit, including, but not limited to, any transfer fee due upon the transfer of the Letter of Credit upon a sale of the Building by Landlord. The acceptance by Landlord of the Security Deposit shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. Any cash Security Deposit will be commingled with Landlord's other funds and will not bear interest. If an Event of Default occurs, Landlord may retain the security Deposit for the payment of any sum due Landlord or which Landlord may expend by reason of the Event of Default; provided, however, that any such retention by Landlord shall not be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days after written demand therefor from Landlord, replenish the Security Deposit in full. In the event that Tenant complies with all of the terms, covenants and conditions of this Lease, the security deposit shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Premises to Landlord. In the event of a sale of the Building, Landlord shall transfer the security deposit to the purchaser and, upon any such transfer, Landlord shall be released from all liability for the return of the security deposit. Tenant shall not assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

6. Operating Expenses and Additional Rent.

(a) Tenant agrees to pay as Additional Rent Tenant’s Percentage Share of Operating Expenses in the manner described in this Section 6. "Operating Expenses" are defined as all reasonable expenses for operation, repair, maintenance and replacement as necessary to keep the Building and the

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Building Common Area fully operational and in good order, condition and repair, including but not limited to: (i) the cost of all utilities for the Building Common Area, (ii) expenses associated with the driveways and parking areas (including sealing and restriping, and trash, and, if applicable, snow and ice removal) and truck ramps, (iii) expenses associated with the maintenance and repair of the roof and roof drainage system of the Building (but not the expense of replacing the roof or roof drainage system that would be treated as a capital improvement), (iv) expenses associated with the periodic maintenance of the exterior walls of the Building, including, without limitation, caulking and painting, (v) expenses associated with sprinkler systems, security systems, fire detection and prevention systems and lighting facilities, (vi) expenses associated with landscaped areas, walkways, directional signage, curbs, drainage lines and facilities and sewer lines, (vii) all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards (including, without limitation, assessments charged by owners’ associations) (the “Covenants”), (ix) property management fees (not to exceed three percent (3%) of gross rental for the applicable year), (x) all real property taxes, payment-in-lieu of taxes, special assessments and similar charges imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, and (xi) all costs of insurance paid by Landlord with respect to the Building and the Building Common Area (including, without limitation, commercially reasonable deductibles). Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section 8(b). Notwithstanding the foregoing, as to property management fees, Tenant shall pay Landlord the property management fees directly attributable to the Rent payable with respect to the Premises, and not Tenant’s Percentage Share of the management fees payable on the entire Building. Notwithstanding the foregoing, Landlord shall, in Landlord’s reasonable discretion, have the right to adjust Tenant's proportionate share of individual components of Operating Expenses if Tenant’s Percentage Share thereof would not equitably allocate to Tenant its share of such component of Operating Expenses in light of Tenant's particular use of, manner of use of and/or level of tenant improvements in the Premises. Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect such revised estimate. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or, if the Term has expired or has been terminated and no Event of Default has occurred hereunder, remit such overpayment to Tenant. The obligations in the immediately preceding two sentences shall survive the expiration or any earlier termination of this Lease. Tenant's proportionate share of the Operating Expenses for any partial calendar year at the beginning or end of the Term shall be apportioned prorata.

(b) Tenant's obligations to pay Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date. If applicable in the jurisdiction where the Premises are located, Tenant shall pay and be liable for all rental, margin, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein. Further, Tenant shall be liable for all taxes and assessments of any kind or nature levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder as Additional Rent.

(c) Beginning after the second (2nd) full calendar year during the Primary Term, in the event that the amount of Operating Expenses for the Building attributable to all items other than taxes,

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utilities, insurance (including any commercially reasonable deductibles), snow removal, capital expenditures, including Code Modifications (as allowed under this Lease), management fees and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (Operating Expenses attributable to all such other items being referred to collectively herein as “Controllable Expenses”) in any calendar year exceeds the amount attributable to Controllable Expenses for the Building during the immediately preceding calendar year by more than five percent (5%) (the “Cap”), then the amount attributable to Controllable Expenses for the Building, for purposes of determining the amount of Tenant’s Percentage Share of Operating Expenses only (as Tenant’s Percentage Share may have been adjusted to account for any changes in the size of the Premises due to expansions or contractions), shall be limited to the amount attributable to Controllable Expenses for the Building for the immediately preceding calendar year multiplied by the sum of one hundred percent (100%) and the Cap. If the Building was not fully leased during such immediately preceding calendar year, then Operating Expenses for the Building shall be “grossed-up” (as if the Building had been fully leased for the entirety of such immediately preceding calendar year) on such basis as Landlord may reasonably determine for purposes of determining the application of this Section 6(c).

(d) Within three (3) months after Tenant’s receipt of the statement for the actual amount of Operating Expenses for any Lease Year, Tenant (or an independent certified accountant selected by Tenant) may, at Tenant’s sole cost and expense, inspect Landlord’s records. Such inspection, if any, shall be conducted no more than once each Lease Year, during Landlord’s normal business hours and at Landlord’s offices, upon first furnishing Landlord at least ten (10) business days prior written notice. Any errors disclosed by the review and agreed upon in good faith by Landlord and Tenant shall be promptly corrected by Landlord. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tenant’s Percentage Share of Operating Expenses. If the results show that Tenant’s actual Percentage Share of Operating Expenses for any given Lease Year was improperly computed and that Tenant’s actual Percentage Share of Operating Expenses was overstated by more than ten percent (10%), Landlord shall reimburse Tenant up to $2,500.00 for the reasonable fees and expenses of Tenant’s independent professionals, if any, conducting said audit. All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to Landlord, the Premises or the Building as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection, shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound. The obligations within this subsection (c) shall survive the expiration or earlier termination of the Lease.

7. Utilities. All Utilities, except sewer and water, will be separately metered and billed directly to Tenant by the utility provider. Tenant shall establish an account with the utility provider for each of the separately metered Utilities and pay all charges for such Utilities prior to delinquency. Sewer and water will not be separately metered and will be billed to Tenant by Landlord, at Landlord's actual cost, as part of Operating Expenses. Tenant’s obligation for payment of all Utilities shall commence on the earlier of the Lease Commencement Date or the date of Tenant’s actual occupancy of all or any portion of the Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. In the event Tenant's use of water is in excess of the average use by other tenants, as reasonably determined by Landlord, Landlord shall have the right to install a separate water meter for Tenant, at Tenant's expense, and bill Tenant for Tenant's actual use of water.

8. Maintenance and Repairs.

(a) Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the Premises, including, but not limited to, the HVAC Systems, glass, windows and

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doors, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slab), dock areas, dock ramps, ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment (including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems and electrical motors), and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 8(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the HVAC Systems with an entity reasonably acceptable to Landlord; provided, however, that for new HVAC Systems, during the one year period following the Lease Commencement Date, such service contract shall be maintained with the contractor that installed the HVAC Systems and shall provide for at least two preventive maintenance service calls during such one year period. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. If Tenant fails to carry such service contract, Landlord shall have the option to enter into such service contract for and on behalf of Tenant and Tenant shall reimburse Landlord, as Additional Rent, all of Landlord’s reasonable costs incurred in connection with such service contract, as well as Landlord’s actual costs of repair and maintenance of the HVAC Systems together with an administrative fee payable to Landlord (or, at Landlord’s election, to a Landlord’s Affiliate designated by Landlord) equal to 5% of the amount of the service contract and any associated repairs. Tenant's obligation shall exclude any maintenance, repair or replacement required because of the negligence or willful misconduct of Landlord or Landlord’s Affiliates, which shall be the responsibility of Landlord.

(b) (i) Landlord shall, at its own cost and expense, (1) maintain in good condition and repair the foundation (beneath the floor slab) and structural frame of the Building (i.e. steel columns, bar joists and girders, and concrete wall panels (excluding painting and caulking) and (2) replace the roof and roof drainage systems. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant's Affiliates, the cost of which shall be the responsibility of Tenant.

(ii) Landlord shall maintain the Building Common Area (including, but not limited to, the roof and roof drainage systems), subject to Tenant’s obligation to pay Tenant’s Percentage Share of Operating Expenses pursuant to Section 6. Except as required by this Section 8(b) or as otherwise specifically provided for in this Lease, Landlord shall be responsible for no other services whatsoever. Landlord shall never have any obligation to repair, maintain or replace any Tenant Alteration.

(c) Unless the same is caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Affiliates (and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease), Landlord shall not be liable to Tenant or to any other person for any damage (1) occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Premises, (2) occasioned by water coming into the Premises or (3) arising from the acts or negligence of occupants of adjacent property or the public.

9. Use of Premises. The Premises shall be used for the Permitted Use (and for no other purpose) and in compliance with applicable Governmental Requirements and Covenants. Tenant shall be responsible for satisfying itself that Tenant’s use of, and operation of its business from, the Premises is permissible under applicable Governmental Requirements and Covenants. Tenant will permit no liens of any nature to attach or exist against the Premises (to the extent such liens arise by, through or under Tenant), and shall not commit any waste. Tenant will not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Premises that could constitute a nuisance or trespass with respect to Landlord, any occupant of the Building or any adjoining building or any of the customers, agents, or invitees of any such occupant.

10. Insurance.

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(a) From and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following:

(i) Liability insurance (including Broad Form Contractual Liability coverage or reasonable equivalent thereto) covering the Premises and related dock areas (including the dock ramps) and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to (1) be written on an occurrence basis (not a claims made basis), with primary Commercial General Liability limits of not less than $1,000,000 per occurrence/$1,000,000 aggregate and “following form” umbrella liability limits of not less than $10,000,000 per occurrence/$10,000,000 aggregate for each policy year, and (2) extend to liability of Tenant arising out of the indemnities by Tenant in Section 11.

(ii) Commercial Automobile Liability insurance to insure Tenant for operations of all owned, hired, and non-owned vehicles with limits for each accident of not less than $1,000,000 combined single limit with respect to bodily injury, death and property damage.

(iii) (1) Workers’ compensation statutory coverage for the state in which the Building is located; and (2) Employer’s Liability coverage as required by law with limits of not less than $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit. Such coverage shall include a waiver of subrogation provision in favor of Landlord, Lender and Landlord’s property manager.

(iv) “Special Form” property insurance (including terrorism coverage and coverage for the perils of earthquake and flood, regardless of the quake or flood zone) covering (1) any and all Tenant Alterations (as hereinafter defined) in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, as reasonably determined by Landlord, and (2) Tenant's trade fixtures, merchandise and personal property from time to time located in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term. Tenant’s deductible shall not exceed Fifty Thousand dollars ($50,000) per occurrence. The coverage described in Section 10(a)(iv)(1) above relating to the Tenant Alterations shall also name Landlord and, if applicable, Lender as "loss payee"; such provision shall be for the sole benefit of Landlord and Lender and shall not apply to any other party without the written approval of Landlord and Lender. Any policy proceeds from insurance relating to the Tenant Alterations shall be used solely for the repair, construction and restoration or replacement of the Tenant Alterations which are damaged or destroyed, unless this Lease shall terminate under the provisions of Section 20.

(b) All policies of the insurance provided for in Section 10(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class X, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

(i) shall name Landlord, Landlord’s property manager, Lender and any other party reasonably designated by Landlord, as an additional insured on a primary and non-contributory basis, with the exception of coverage required in Section 10(a)(iii) and Section 10(a)(iv);

(ii) shall be delivered to Landlord through a certificate of insurance on an Acord form 25, 27, or 28, as applicable, evidencing the required lines of coverage, insurance limits and coverage endorsements set forth in this Lease, and otherwise in a form acceptable to Landlord, prior to the Lease Commencement Date or any earlier entry into the Premises by Tenant or Tenant’s Affiliates and thereafter at least thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent; and

(iii) shall contain a provision that the insurer will give to the first named insured at least thirty (30) days advance written notice of policy cancellation for reasons other than non-payment of premium and ten (10) days advance written notice of policy cancellation for non-payment of premium. If

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Tenant intends to provide substitute coverage or voluntarily change the terms of any policy of insurance provided by Tenant pursuant to this Section 10, Tenant shall give to Landlord at least thirty (30) days advance written notice of any such substitution or change. Tenant will provide to Landlord, within three (3) days after receipt, a copy of any notice of cancellation or change of coverage sent to Tenant by any carrier providing any of the insurance policies provided by Tenant pursuant to this Section 10.

(c) Tenant shall comply with the requirements and conditions of all policies of insurance at any time in force with respect to the Premises. If Tenant shall fail to carry and maintain the insurance coverage required by this Section 10, Landlord may, upon ten (10) days advanced written notice to Tenant (unless such coverage will lapse, in which event no such notice shall be necessary), procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor. In addition, if such coverage is procured by Landlord, Tenant shall pay to Landlord (or, at Landlord’s election, to a Landlord’s Affiliate designated by Landlord) an administrative fee equal to 10% of the associated insurance premiums for the coordination of coverage.

(d) In addition to the foregoing insurance requirements, Landlord reserves the right to require Tenant to procure insurance in amounts and against such other risks as Landlord may reasonably require to cover such risks as may be customarily insured from time to time during the Term by prudent owners of similar properties.

(e) Notwithstanding anything to the contrary contained in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord, Lender and their respective partners, principals, members, officers, shareholders, directors, agents, employees and affiliates from any and all liability for loss, damage or injury to the property of the other, whether located in or about the Premises or elsewhere which is caused by or results from a peril, event or happening which is covered by insurance actually carried and in force at the time of the loss (or which would have been covered but for a failure to maintain insurance coverage that was required to be maintained under this Lease) by the party sustaining such loss. Each of Landlord and Tenant hereby waives all rights of subrogation of its insurers and shall cause its insurance policies to be endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

11. Indemnity.

(a) Landlord shall not be liable to Tenant for any damage to, or loss or theft of, any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. To the fullest extent permitted by law, Tenant waives all claims against Landlord arising from any liability described in this Section 11(a).

(b) Tenant shall be solely liable for, and agrees to indemnify and defend Landlord against and hold Landlord harmless from, all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to Tenant's use or occupancy of the Premises, any condition of the Premises arising out of Tenant's use or occupancy of the Premises or for which Tenant is otherwise responsible or any failure by Tenant to perform its obligations under this Lease, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the Building or the land on which the Building is located (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or Tenant’s Affiliates. This Section 11(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination. The waiver by Tenant in Section 11(a) and the indemnity by Tenant in this Section 11(b) are intended to exculpate and indemnify Landlord from and against any liability of Landlord based on any applicable doctrine of strict liability.

12. Tenant's Fixtures. Tenant may install in the Premises racking and trade fixtures required by Tenant for conducting the Permitted Use; provided that the location and manner of installation of all such

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racking and trade fixtures are subject to the prior approval of Landlord, which will not be unreasonably withheld, delayed or conditioned. All racking and trade fixtures so installed by Tenant shall, not later than the date of termination or expiration of this Lease, be removed by Tenant at its expense; provided, however, that Tenant shall comply with the Rules and Regulations in performing such removal and shall, in any event, repair and restore any damage to the Premises (to the condition in which the Premises existed prior to such installation, reasonable wear and tear only excepted) caused by the installation or removal of all racking and trade fixtures; and provided further that Tenant shall not be required to remove, in any way, the HVAC system or related equipment.

13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable Governmental Requirements and covenants affecting the Premises. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed and maintained by Tenant during the Term and, prior to the end of the Term, be removed by Tenant, all at Tenant's sole cost and expense, provided, however, that Tenant shall comply with the Rules and Regulations in performing such removal and shall, in any event, repair and restore any damage to the Premises, the Building and the Building Common Area (to the condition in which the Premises, the Building and the Building Common Area existed prior to such installation, reasonable wear and tear only excepted) caused by the installation or removal of all signs.

14. Governmental Requirements. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all Governmental Requirements relating to all or any part of the Premises or the use or manner of use of the Premises and the Building Common Area. Without limiting the foregoing, if as a result of one or more Governmental Requirements, it is necessary, from time to time during the Term, to perform a Code Modification which is made necessary as a result of a Tenant Alteration or the specific use being made by Tenant of the Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects. Any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 17. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which would be characterized as a capital expenditure under generally accepted accounting principles and is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant) or a Tenant Alteration, then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized at an interest rate, and over the useful life of the item in question, all as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent) for (i) Tenant's Percentage Share of the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Building or the Building Common Area and (ii) the entire portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Premises. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

15. Environmental Matters.

(a) Tenant covenants that all the activities of Tenant and Tenant's Affiliates, in or at the Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it has obtained, or will obtain prior to the Lease Commencement Date, all permits, licenses or approvals required by any applicable Environmental Laws necessary for Tenant's operation of its business at the Premises.

(b) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, the Building or the Project without the prior written consent of Landlord; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities

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reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Premises.

(c) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release occurs, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) investigate and clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(d) Tenant shall not cause or permit (i) any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under applicable Environmental Laws (including, without limitation, RCRA), (ii) the discharge of Hazardous Substances into the storm sewer system serving the Building or the Project or (iii) the installation of any underground storage tank or underground piping on or under the Premises.

(e) Tenant shall, and hereby does, indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent arising out of Landlord's own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 15. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Premises, the Building or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions and any liens or claims, including but not limited to natural resource damages claims, assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

16. Landlord’s Work. Landlord will perform Landlord’s Base Building Work in accordance with Exhibit B - Construction Addendum hereto.

17. Tenant Alterations.

(a) Except with respect to Cosmetic Alterations (as hereinafter defined), Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises (each a "Tenant Alteration" and collectively “Tenant Alterations”), without first obtaining on each occasion Landlord's prior written consent (which consent will not be unreasonably withheld or conditioned, except as hereinafter provided to the contrary). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord. All Tenant Alterations shall be performed in accordance with all applicable Governmental Requirements and in a good and workmanlike manner with first-class materials. Tenant shall maintain (and shall require its contractors performing work on behalf of the Tenant to maintain) insurance reasonably satisfactory to Landlord during the construction of all Tenant Alterations. If Landlord, at the time of giving its approval to any Tenant Alteration, notifies Tenant in writing that approval is not conditioned upon removal of the Tenant Alteration at the termination of expiration of this Lease, then Tenant shall not be required to remove the applicable Tenant Alteration at the termination or expiration of this Lease; provided, however, that, absent a written confirmation that approval is not conditioned on removal, then Tenant shall, at its sole cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Premises to its condition prior to such Tenant Alteration. No Tenant Alteration may be structural in nature or impair the structural strength of the Building or reduce its value, and any such proposed structural Tenant Alteration may be disapproved by Landlord in its absolute discretion. Any proposed Tenant Alteration which will affect in any way the exterior walls or roof of the Building, including, without limitation, any penetration of the exterior walls or roof of the Building or placement of any equipment of any nature on the

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exterior walls or roof of the Building, will conclusively be deemed to be structural in nature. Tenant shall pay the full cost of any Tenant Alteration and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided in Section 12 and in this Section 17, all Tenant Alterations and all repairs and all other property attached to or installed on the Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural Tenant Alterations without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the exterior appearance of the Building or the structural aspects of the Building, (ii) significantly affect the mechanical, electrical and plumbing systems and related equipment of the Building or (iii) cost more than $50,000 in the aggregate for such Alteration ("Cosmetic Alterations").

(b) Tenant shall not permit the Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the Premises by, or at the direction or sufferance of, Tenant. Tenant agrees to indemnify Landlord against, hold Landlord harmless from, and defend Landlord and the Premises against (with legal counsel acceptable to Landlord) all liens, claims, liabilities and costs (including, without limitation, reasonable attorneys’ fees actually incurred) of every kind, nature and description which may be suffered or incurred by Landlord and arise out of, or in any way be connected with, such work or a failure by Tenant to meet its obligations under this Section 17. If any such liens are filed against the Premises, Tenant shall discharge the same by payment or bonding within five (5) business days after Tenant has actual knowledge of the existence of the lien or receipt of written notice from Landlord of the existence of the lien, whichever occurs first. If Tenant fails timely to accomplish such discharge, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, including litigation through all trial and appellate levels. Nothing contained in this Lease shall be construed as a consent or authorization by Landlord to allow any person claiming through or under Tenant to file or otherwise subject the Premises to any lien claim of any nature under any lien law of the state in which the Premises are located, whether existing on the Lease Date or adopted at any time during the Term.

18. Fire and Other Casualty. If the Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to restore and repair the Premises promptly at Landlord's expense, including the Tenant Alterations to be insured by Tenant (but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Tenant Alterations). Notwithstanding the foregoing, if the Premises are (a) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred seventy (270) days after the later of (i) the date of such damage or (ii) the date all tenants, including Tenant, vacate the necessary portions of the Building to allow Landlord to commence said repair; or (b) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days after such casualty. Either Landlord or Tenant may terminate and cancel this Lease by giving written notice to the other within twenty (20) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the date of receipt by Landlord or Tenant, as applicable, of the termination notice shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, repair and restore the Premises to the approximate condition existing immediately prior to such casualty, promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy of the Premises (if Tenant is still occupying the Premises). Rent shall abate during the time that the Premises or any part thereof are unusable, by reason of any casualty damage, in proportion to the loss of use of the Premises actually suffered by Tenant. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant be entitled to an abatement of Rent or right to terminate this Lease as provided in this Section 18 if the Premises are damaged by fire or other casualty caused by Tenant or Tenant’s Affiliates.

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19. Condemnation.

(a) If all of the Premises is taken or condemned by any authority having the power of eminent domain, or if a material portion of the Premises is so taken or condemned and the remaining portion thereof is not usable by Tenant for the Permitted Use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Premises. In such event, the Rent shall be apportioned and paid in full by Tenant to Landlord through that date, all Rent prepaid for periods beyond that date shall be repaid by Landlord to Tenant, and neither party will thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b) If only part of the Premises is taken or condemned by an authority with the power of eminent domain and this Lease does not terminate pursuant to Section 19(a), Landlord shall, to the extent of the award it receives, restore the Premises to a condition as nearly comparable as reasonably practicable to the condition thereof immediately prior to the taking, and there shall be an equitable adjustment to the Rent based on the actual loss of use of the Premises suffered by Tenant from the taking.

(c) Landlord shall receive the entire award in any proceeding with respect to any taking described in this Section 19, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing contained herein shall be deemed to prohibit Tenant from making a separate claim against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim does not diminish Landlord's award.

20. Tenant's Default.

(a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

(i) if Tenant fails to pay Base Rent or any Additional Rent as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives written notice to Tenant of such failure;

(ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than two (2) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

(iii) if Tenant fails to discharge any lien against the Premises or the Building in accordance with Section 17(b);

(iv) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

(v) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vi) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

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(vii) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment;

(viii) if Tenant fails to vacate the Premises, upon expiration of the Term of this Lease, in accordance with Section 28(b); or

(ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time (but in no event later than ninety (90) days after Landlord’s notice of default).

(b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 20):

(i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

(ii) Terminate this Lease as provided in Section 20(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Remaining Term,

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(b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the Remaining Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Premises or any part thereof. Any property remaining in the Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord may, but shall not be obligated to (except as required to meet any duty to mitigate its damages in accordance with applicable law), lease to a third party the Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(iv) Pursue such other remedies as are available at law or equity.

(c) If this Lease shall terminate as a result of, or while there exists, an Event of Default, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or Event of Default.

(d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

(e) No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

(g) The various rights, remedies and elections available to Landlord under this Lease because of the occurrence and existence of an Event of Default are intended to be cumulative and no such right, remedy or election shall be or be deemed to be exclusive of any of the others or exclusive of any other rights or remedies which may at any time be available Landlord under applicable law.

(h) Whenever an Event of Default has occurred, any payment of Rent by Tenant, any other payment of any nature tendered by Tenant to Landlord and any other amount of money collected or received

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by Landlord from any reletting of the Premises pursuant to this Section 20 shall be applied in such order as Landlord may elect toward payment of all amounts due from Tenant to Landlord pursuant to this Lease.

(i) If an Event of Default shall occur, the sum of the Base Rent Credits shall immediately become due and payable to Landlord; provided, however, that such payment by Tenant shall not be viewed as liquidated damages, it being agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise in connection with such Event of Default.

(j) CONFESSION OF JUDGMENT.

(i) CONFESSION OF JUDGMENT FOR RENT. TENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT AFTER AN EVENT OF DEFAULT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR BASE RENT AND ADDITIONAL RENT, OR HEREIN AGREED TO BE PAID BY TENANT AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR RECOVERY OF SUCH RENT OR OTHER CHARGES OR EXPENSES, AND IN SAID SUITS OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE THEN DUE AND UNPAID, AND OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT, TOGETHER WITH AN ATTORNEY’S COMMISSION OF FIVE PERCENT (5%) OF THE AMOUNT DUE (BUT NOT LESS THAN $15,000). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AFTER SUBSEQUENT EVENTS OF DEFAULT.

(ii) CONFESSION OF JUDGMENT FOR POSSESSION. UPON AN EVENT OF DEFAULT OR THE EXPIRATION OF THE TERM, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE PENNSYLVANIA RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF THIS LEASE IS TERMINATED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREIN ABOVE PROVIDED.

(iii) PROCEEDINGS. IN ANY ACTION OF EJECTMENT, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREOF. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE PENNSYLVANIA ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE UPON AN EVENT OF DEFAULT, TENANT SPECIFICALLY WAIVES THE RIGHT TO THE FIFTEEN (15) OR THIRTY (30) DAYS

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NOTICE REQUIRED BY THE PENNSYLVANIA LANDLORD AND TENANT ACT OF 1951, AS AMENDED, OR ANY SIMILAR OR SUCCESSOR PROVISION OF LAW, AND AGREES THAT FIVE (5) DAYS NOTICE SHALL BE SUFFICIENT IN EITHER OR ANY SUCH CASE.

(iv) ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT. TENANT CONFIRMS TO LANDLORD THAT (I) THIS LEASE AND THE FOREGOING WARRANTS OF ATTORNEY HAVE BEEN NEGOTIATED AND AGREED UPON IN A COMMERCIAL CONTEXT; (II) TENANT IS A BUSINESS ENTITY AND ITS PRINCIPALS ARE KNOWLEDGEABLE IN COMMERCIAL MATTERS; (III) TENANT HAS CONSULTED WITH ITS OWN SEPARATE COUNSEL REGARDING THIS LEASE; (IV) ON THE ADVICE OF ITS OWN SEPARATE COUNSEL, TENANT HAS AGREED TO THE AFORESAID WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT; AND (V) TENANT UNDERSTANDS THAT IT IS WAIVING CERTAIN RIGHTS WHICH IT WOULD OTHERWISE POSSESS.

21. Landlord's Right of Entry. Tenant shall permit Landlord and the authorized representatives of Landlord and Lender to enter the Premises at all reasonable times for the purposes of inspecting the Premises, assessing Tenant's compliance with this Lease and performing Landlord’s obligations under this Lease; provided that, except in the case of an emergency, Landlord shall give Tenant not less than 24 hours prior written or electronic notice of Landlord's intended entry into the Premises. Nothing herein shall imply any duty of Landlord to do any work required of Tenant under this Lease and the performance of any such work by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Premises at all reasonable times to exhibit the Premises to any Lender, any prospective purchaser, investor or lender, and during the last six (6) months of the Term, any prospective tenant.

22. Lender's Rights.

(a) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any Mortgage and foreclosure of any Mortgage. If, in connection with foreclosure of a Mortgage or other taking of possession of the Premises pursuant to a Mortgage, a Lender (or a nominee of the Lender or other purchaser at foreclosure) shall elect to succeed to the rights of Landlord under this Lease, Tenant shall attorn to and recognize such successor as landlord under this Lease, without change in the terms and provisions of this Lease, and shall promptly execute and deliver any instrument that may be reasonably required by such successor to evidence such attornment; provided, however, that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to this Lease to which Lender has not consented or (iii) the defaults of any prior landlord under this Lease, including, without limitation, any offset against Rent arising out of the defaults of any prior landlord under this Lease. Tenant shall, in confirmation of the subordination and attornment set forth in this Section 22 and notwithstanding that such subordination and attornment is self-operative, upon written demand by Landlord, execute and deliver to Landlord or to any Lender any instrument reasonably requested by either of them to evidence such subordination and attornment.

(b) At any time during the Term, any Lender may, by written notice to Tenant, make this Lease superior to the lien/security title of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien/security title of any Mortgage.

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23. Estoppel Certificate and Financial Statement.

(a) During the Term, each of Landlord and Tenant agrees to execute, acknowledge and deliver within fifteen (15) days after written request from the other, a statement in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent and Additional Rent have been paid, (iii) whether or not, to its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Premises and is conducting its business therein, and (v) as to such additional factual matters relating to this Lease as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any party that has, or is contemplating having, a direct or indirect interest in Landlord or the Premises, Building or Project.

(b) If Landlord desires to finance, refinance, or sell the Building, Tenant and all guarantors, if any, of Tenant’s obligations under this Lease, shall deliver to Lender and any prospective Lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such Lender or purchaser in confidence and shall be used only for the purposes herein set forth.

24. Landlord Liability. NO OWNER OF THE PREMISES, WHETHER OR NOT NAMED HEREIN, SHALL HAVE LIABILITY HEREUNDER AFTER IT CEASES TO HOLD TITLE TO THE PREMISES. NEITHER LANDLORD NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, SECURITY HOLDER, MEMBER, MANAGER, EQUITY HOLDER, TRUSTEE, PARTNER OR PRINCIPAL OF LANDLORD, WHETHER DISCLOSED OR UNDISCLOSED, SHALL HAVE ANY PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. IN THE EVENT LANDLORD IS IN BREACH OR DEFAULT WITH RESPECT TO LANDLORD'S OBLIGATIONS OR OTHERWISE UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN THE BUILDING FOR THE SATISFACTION OF TENANT'S REMEDIES. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD'S LIABILITY UNDER THE TERMS, COVENANTS, CONDITIONS, WARRANTIES AND OBLIGATIONS OF THIS LEASE SHALL IN NO EVENT EXCEED LANDLORD'S EQUITY INTEREST IN THE BUILDING.

25. Notices. Any notice required or permitted by the provisions of this Lease shall be in writing and either (a) personally delivered or (b) delivered by a nationally recognized overnight delivery service providing proof of delivery, to the appropriate address set forth in Section 1(l) (as the same may be changed by the affected party to any other address in the continental United States by giving written notice at least ten (10) business days in advance of the effective date of the change). Notice will be deemed to have been given on the date of personal delivery or the date placed in the possession of the overnight delivery service, as applicable, but any time period provided in this Lease for a response to the notice will not commence until the date of receipt. Any refusal to accept delivery or inability to make delivery because of a change of address as to which no timely notice was given will conclusively constitute receipt of the notice on the date given. Any notice required or permitted to be given by Landlord or Tenant may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant.

26. Brokers. Landlord and Tenant represent and warrant to each other that, except for the Broker(s), it has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord and Tenant hereby indemnify the other against and from any claims for any brokerage commissions (except those payable to the Broker(s), all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of this Lease.

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27. Assignment and Subleasing.

(a) No Transfer shall be permitted without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition, or delay. If Tenant desires to Transfer this Lease (other than in connection with a Change in Control, which shall be governed by the provisions of subsection (b) below), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of the proposed Transfer, specifying (i) the name and business of the other party to the proposed transaction, (ii) the proposed effective date and duration of the Transfer and (iii) the proposed rent or consideration to be paid to Tenant by the other party to the proposed transaction. In the event of a sublease or any other proposed agreement to Transfer less than Tenant’s entire interest in the Premises, Tenant’s notice to Landlord shall also specify the amount and location of the space within the Premises that is the subject of the proposed transaction. In addition, Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate any Transfer.

(b) If Tenant desires to effectuate a Change in Control, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed Change in Control, specifying (i) the name of the proposed entity acquiring the direct or indirect interest in (or assets of) Tenant and (ii) the proposed effective date of such Change in Control. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed Change in Control.

(c) For all Transfers, Landlord shall have a period of fifteen (15) days following Landlord’s receipt of the notice and information from Tenant required above within which to notify Tenant in writing that Landlord elects: (1) to permit the Transfer, either with or without reasonable conditions specified by Landlord or (2) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth below), to consent to the Transfer and to continue this Lease in full force and effect as to the entire Premises. If Landlord fails to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have elected option (2) above. For purposes of this Section 27, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the creditworthiness of the prospective transferee (or, in the instance of a Change in Control, the creditworthiness of Tenant after the Change in Control) will not equal or exceed the creditworthiness of Tenant as of the Lease Date, (ii) that the proposed use of the Premises by such prospective transferee, when compared to Tenant’s use, as permitted by the Permitted Use, will increase the risk of Contamination, increase wear and tear on the Premises or the Building, will necessitate any modifications of either the Premises or the Building, will increase the cost of, or risk exposure under, insurance carried by Landlord or otherwise negatively affect the value or marketability of the Building or the Project, or (iv) in the instance of any Transfer other than a Change in Control, that the prospective transferee is a current tenant in the Project or is a bona-fide third-party prospective tenant.

(d) Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested Transfer, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to provisions below. Tenant shall deliver to Landlord copies of all transfer documents executed by Tenant and the transferee in connection with any Transfer. If the transferee is to pay rent or other consideration to Tenant, and the rent rate (or other consideration) agreed upon between Tenant and its proposed transferee is greater than the rent rate that Tenant must pay Landlord hereunder for the Premises (or the applicable portion thereof), then one half (1/2) of such excess rent and consideration (after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such Transfer, if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent to be paid to Landlord by Tenant.

(e) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any Transfer. Permitted subtenants, assignees or other transferees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant (or any guarantor of this Lease) of any of its liability hereunder. No such Transfer shall be deemed a release of transferring Tenant from the further

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performance by Tenant of Tenant's obligations under this Lease. Any Transfer consented to by Landlord shall not relieve Tenant (or its transferee) from obtaining Landlord's consent to any subsequent Transfer.

28. Termination or Expiration; Holdover.

(a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent for the period prior to termination.

(b) At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises (including the Improvements, but not including any trade fixtures, signage or Tenant Alteration which Tenant is obligated to remove pursuant to Section 12, Section 13 and Section 17, respectively), and all keys therefor, to Landlord, clean and neat, in compliance with the Rules and Regulations and otherwise in the same condition as when delivered to Tenant pursuant to this Lease, excepting only normal wear and tear, condemnation and casualty (other than casualty required by this Lease to be insured against by Tenant).

(c) If Tenant remains in possession of the Premises after expiration of the Term, with or without Landlord's acquiescence and without a written agreement of the parties, after thirty (30) days from the expiration date Tenant shall be a tenant-at-sufferance at 150% of the Base Rent in effect at the end of the Term (. Tenant shall also continue to pay all other Additional Rent due hereunder. Notwithstanding the foregoing, there shall be no renewal of this Lease by operation of law or otherwise, and, in addition to and without limiting such rights and remedies as may be available to Landlord at law or in equity as a result of Tenant’s holding over beyond the Term, Landlord shall be entitled to exercise any and all rights and remedies available to Landlord by virtue of an Event of Default (it being agreed that any such holdover shall be deemed an immediate Event of Default, without notice or opportunity to cure). In addition to the foregoing, if Tenant holds over at the Premises for a period in excess of thirty (30) days, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term or Tenant's right of possession. The provisions of this subsection (c) shall survive the expiration of the Term.

29. Late Payments. In the event any installment of Rent is not paid within five (5) days after the date when due, Tenant shall pay a one-time administrative fee (the "Administrative Fee") equal to five percent (5%) of such past due amount, in order to defray the additional expenses incurred by Landlord as a result of such late payment. If any past due installment of Rent, plus the Administrative Fee, is not paid in full within thirty (30) days after the original due date thereof, then the past due installment, plus the Administrative Fee, will, after expiration of such thirty (30) days and until paid in full, accrue interest at the lesser of (i) one percent (1.0%) per month, compounded monthly or (ii) the maximum interest rate allowed by law (the "Interest Rate"). The Administrative Fee and accrual of interest at the Interest Rate are in addition to, and not in lieu of, any of the Landlord's remedies under this Lease for non-payment of Rent.

30. Rules and Regulations. Tenant shall abide by the rules and regulations set forth on Exhibit D hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such other rules and regulations do not materially and adversely affect the rights of Tenant hereunder.

31. Quiet Enjoyment. So long as Tenant is in full compliance with all the provisions of this Lease and no Event of Default has occurred and is continuing, Tenant shall have the right to quiet enjoyment of the Premises during the Term by anyone claiming by, through or under Landlord.

32. Miscellaneous.

(a) Tenant certifies, represents, warrants and covenants that: (i) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or

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indirectly on behalf of, any such person, group, entity or nation. Tenant agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord’s Affiliates from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(b) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto. Any masculine or neuter pronoun used in this Lease will, as the context requires, include the masculine, feminine and neuter gender. Use of a singular pronoun will, as the context requires, be construed to include the plural. If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under applicable law, then (i) all remaining provisions of this Lease will remain in full force and effect and (ii) it is the intention of Landlord and Tenant that, in lieu of such illegal, invalid or unenforceable clause or provision, there shall be substituted a clause or provision as similar to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

(d) Time is of the essence of this Lease.

(e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

(f) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord. Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

(g) Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

(h) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. Delivery of a pdf or other electronic counterpart of this Lease executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

(i) All matters relating to the interpretation, construction, validity and enforcement of this Lease, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Lease or the negotiation, execution or performance of this Lease or the transactions contemplated thereby, shall be governed by and construed in accordance with the domestic laws of the state where the Premises are located, without giving effect to any choice of law or conflict of law provision or rule (whether of such state or of any other jurisdiction) that would cause the application of laws of any jurisdiction other than such state.

(j) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof. The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

(k) The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party(ies) against any other party(ies) on any matter arising out of or in any way connected with this Lease or the relationship of the parties hereunder.

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(l) Notwithstanding anything contained in this Lease to the contrary, neither Tenant nor Landlord shall have any liability to the other for any consequential, incidental, indirect, special, exemplary or punitive damages, whether proximately or remotely related to such party's default, except as the same relates to hold over in the Premises or to a party’s indemnification obligations as set forth in this Lease.

33. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof and, to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

34. Authority. Tenant certifies to Landlord that (i) Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business in the State of Pennsylvania, (ii) Tenant is authorized by all required corporate or partnership action to enter into this Lease, and (iii) the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

35. Prevailing Party. In the event of a dispute between Landlord and Tenant regarding the terms of this Lease, including any dispute regarding the enforcement of this Lease or the interpretation of any provision of this Lease, whether arising in a lawsuit filed by either Landlord or Tenant, an arbitration, bankruptcy or otherwise, the prevailing party in such dispute will be entitled to recover from the other its reasonable attorney’s fees and costs actually incurred in connection with such dispute.

36. Force Majeure Delay. Each party shall be excused (excluding Tenant’s rent and other monetary obligations hereunder) for delay in the performance of either party’s obligations hereunder which is not within the direct control of such party; “Force Majeure Delay” includes without limitation delays resulting from the failure of permits, licenses and approvals to be issued in timely manner, pandemic (e.g., the COVID-19 pandemic), epidemic, strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather, or delays by utility companies in bringing utility lines to the Premises.

37. No Offer Until Executed. The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Lease by Tenant and delivery to Landlord.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

Date: January 3, 2022	LANDLORD: Core5 at Laughman Farms Phase 1, LLC, a Delaware limited liability company By: /s/ Timothy J. Gunter (SEAL) Name: Timothy J. Gunter Title: President and Chief Executive Officer
Date: December 30, 2021	TENANT: OraSure Technologies, Inc., a Delaware corporation By: /s/ Stephen S. Tang (SEAL) Name: Stephen S. Tang Title: Chief Executive Officer

TENANT ACKNOWLEDGES THAT SECTION 20(j) OF THIS LEASE CONTAINS THE RIGHT OF LANDLORD TO CONFESS JUDGMENT AGAINST TENANT

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SCHEDULE A

“Additional Rent”: Any amount other than Base Rent required to be paid by Tenant pursuant to this Lease and any cost or expense incurred by Landlord on behalf of Tenant under the terms of the Lease, including, without limitation, any amount advanced by Landlord to cure a default by Tenant under this Lease.

“Administrative Fee”: Defined in Section 29.

“Building Common Area”: Areas of the Building and the lot on which the Building is located, including driveways and parking areas associated with the Building which are not designated by Landlord for exclusive use by a particular tenant of the Building, which either serve or are available for use by multiple tenants in the Building, including, without limitation, landscaped areas, sidewalks, pump rooms and electrical panels. Landlord, from time to time, may change the size, location, nature, and use of any of the Building Common Area, convert Building Common Area into leasable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land or facilities so long as Tenant’s use of the Premises is not adversely affected in any material way.

“Change in Control”: Either (a) the transfer of fifty percent (50%) or more of the direct or indirect equity or controlling interests in Tenant in one or more transactions occurring in a twelve (12) month period, whether by sale, merger, consolidation or other transfers of shares, membership, partnership or other equity interests of any kind (by operation of law or otherwise) or (b) the sale or other transfer or disposition of all or substantially all of the assets of Tenant. The transfer of any direct or indirect interests in Tenant which are publically traded on any recognized national or international securities exchange shall not be deemed a Change in Control.

“Change Order”: Defined in Exhibit E.

“Code Modification”: Any alteration or modification of the Premises, the Building or the Building Common Area required during the Term by Governmental Requirements.

“Contamination”: The presence of, or release of, Hazardous Substances into any environmental media from, upon, within, below, into or on any portion of the Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any Environmental Law.

“Construction Addendum”: The Construction Addendum attached hereto as Exhibit E.

“Determination Notice”: Defined in Section 18.

“Environmental Laws”: All federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist after the Lease Date, concerning protection of human health, safety and the environment, all as may be amended from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA"). “Environmental Law” means any one of the Environmental Laws.

“Event of Default”: Defined in Section 20(a).

“Federal Reserve Statistical Release”: Defined in Section 20(b)(ii).

“Fractional Month”: Defined in Section 3.

“Governmental Requirements”: All present and future laws, regulations, orders, permits, ordinances, rules and other requirements of federal, state, municipal and local governments and governmental authorities. “Governmental Requirement” means any one of the Governmental Requirements.

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“Hazardous Substances”: Any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste, as those terms are defined by any applicable Environmental Law, and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

“HVAC System”: A heating, ventilation and air conditioning system.

“Interest Rate”: Defined in Section 29.

“Landlord”: Defined in the preamble.

“Landlord’s Affiliates”: The employees, agents and contractors of Landlord.

“Landlord’s Base Building Work”: All of the work and improvements installed or constructed by Landlord in accordance with the Exhibit B.

“Lease”: Defined in the preamble.

“Lease Date”: The later date on which this Lease is signed by Landlord or Tenant, as indicated next to their signatures on this Lease.

“Lease Year”: Defined in Section 3.

“Lender”: The holder of any Mortgage.

“Mortgage”: Each and every deed to secure debt, mortgage, deed of trust or other comparable instrument which may now or hereafter affect or encumber the title of Landlord to the Building, and any amendments, modifications, extensions or renewals thereof.

“Operating Expenses”: Defined in Section 6(a).

“Primary Term”: Defined in Section 3.

“Remaining Term”: Defined in Section 20(b)(ii).

“Rent”: The aggregate amount of Base Rent and Additional Rent.

“Specially Designated Blocked Person”: Defined in Section 32.

“Term”: Defined in Section 3.

“Tenant”: Defined in the preamble.

“Tenant’s Affiliates”: The subsidiaries and affiliates of Tenant and all agents, contractors, employees, vendors, licensees or invitees of Tenant and such subsidiaries and affiliates.

“Tenant Alteration” and “Tenant Alterations”: Defined in Section 17(a).

“Tenant Delay”: Delay in completion of Landlord’s Base Building Work (or other work to be performed by Landlord) resulting from (a) Change Orders or (b) by any other act or omission of Tenant or Tenant’s Affiliates.

“Transfer”: Any assignment, mortgage, pledge, encumbering, granting of a license to occupy, subleasing or other transfer of this Lease, or any interest hereunder. A Change in Control shall also be deemed a Transfer.

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“Treasury Yield”: Defined in Section 20(b)(ii).

“Utilities”: All natural gas, fuel, electricity, telephone, steam, water, sewer and any and all other utility services provided to the Premises by any public or private utility supplier.

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EXHIBIT A

Depiction of Building and Premises

MORGAN LANE
GRAPHIC SCALE
0 20 40 80
N
98 AUTO PARKING SPACES
570'
1 BAY @ 30' + 10 BAYS @ 54'
BUILDING C
182,420 SF
26 DOCK DOORS
2 DRIVE-IN DOORS
OraSure Technologies, Inc
96,010 SF
14 DOCK DOORS
1 DRIVE-IN DOOR
AVAILABLE
86,410 SF
12 DOCK DOORS
1 DRIVE-IN DOOR
320'
1 BAY @ 60' + 4 BAYS @ 50' + 1 BAYS @ 60'
DETENTION POND
DETENTION POND
59 FUTURE TRAILER SPACES
RAMP
RAMP
185' TRUCK COURT
39 TRAILER SPACES
FUTURE STREET

MACGREGOR ASSOCIATES ARCHITECTS

2727 Paces Ferry Road SE
Building Two, Suite 1400
Atlanta, Georgia 30339
770-432-8400

CORE5

LAUGHMAN FARM - BLDG C

YORK, PA

PROJECT NUMBER: 3000
SCALE: 1" = 40'-0"

SITE PLAN.

OraSure Tech

11/23/2021

a-1

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EXHIBIT B

Preliminary Plans and Specifications/Base Building Work

b-1

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b-1

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EXHIBIT C

Special Stipulations

The Special Stipulations set forth herein are hereby incorporated into the body of the Lease and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

1. Option to Extend Term.

(a) Landlord hereby grants to Tenant two (2) options to extend the Term for a period of five (5) years each, such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least two hundred seventy (270) days prior to (but not more than three hundred sixty five (365) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

(b) If Tenant exercises its options to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises for the applicable five (5) year option, which amount shall be based on the greater of (i) the market rate for such space or (ii) the Annual Base Rent rate to be in effect immediately prior to the commencement of such option period. Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent and that Tenant elects to determine the Prevailing Market Rate (as defined and calculated below). If Tenant does not notify Landlord of such election within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant. The phrase "Prevailing Market Rate" shall mean the then prevailing market rate for base minimum rental calculated on a per square foot basis for leases covering buildings comparable to the Building (as adjusted for any variances between such buildings and the Building) located in the area of York, Pennsylvania (hereinafter referred to as the "Market Area"). The Prevailing Market Rate shall be determined by an appraisal procedure as follows:

In the event that Tenant notifies Landlord that Tenant disagrees with Landlord's determination of the market rate and that Tenant elects to determine the Prevailing Market Rate, then Tenant shall specify, in such notice to Landlord, Tenant's selection of a real estate appraiser who shall act on Tenant's behalf in determining the Prevailing Market Rate. Within twenty (20) days after Landlord's receipt of Tenant's selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord's behalf in the determination of the Prevailing Market Rate. Within twenty (20) days of the selection of Landlord's appraiser, the two (2) appraisers shall render a joint written determination of the Prevailing Market Rate, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation age, location, setting and type of building. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty (20) day period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Prevailing Market Rate by selecting, without change, the determination of one (1) of the original appraisers as to the Prevailing Market Rate and such determination shall be final, conclusive and binding. All appraisers selected in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be

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bound by the determination of Prevailing Market Rate pursuant to this paragraph. Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

Notwithstanding anything to the contrary contained herein, in the event the Prevailing Market Rate as determined herein is less than the Annual Base Rent to be in effect immediately prior to the commencement of such option period, the Base Rent during the applicable extension Term shall equal the Annual Base Rent in effect during the last year of the Term.

(c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenant's share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, termination rights, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord's granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant's exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

2. Building Signage. As long as no Event of Default shall have occurred and be continuing hereunder, and Tenant is occupying the entire Premises, Tenant shall have the non-exclusive right, at Tenant's sole cost and expense, to place Tenant's graphics identifying the name of Tenant and Tenant's logo (“Tenant’s Building Signage”) on the exterior portion of the Building. The location, size, design and color of Tenant's Building Signage, and the method of attachment thereto, shall be subject to the prior written approval of Landlord. If Tenant shall cease to occupy all of the Premises, or if an Event of Default occurs and shall be continuing hereunder (beyond applicable notice and cure periods), Landlord may cause the removal of Tenant’s Building Signage at Tenant's expense. If the removal of Tenant’s Building Signage causes damage or defacement to the Building, Tenant shall be responsible for the reasonable cost of repair of such damage or defacement. Such obligation shall survive any expiration or termination of the Lease. The Building signage rights set forth in this subparagraph (b) are personal to OraSure Technologies, Inc., and may not be assigned or transferred to any other party without the prior written consent of Landlord.

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EXHIBIT D

Rules And Regulations

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and Building Common Area and the preservation of order therein.

1.
The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.
2.
No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.
3.
The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.
4.
No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Premises. Smoking is prohibited within the Building and in outdoor areas located within twenty-five (25) feet of entry-ways, outdoor intakes and operable windows.
5.
The Premises shall not be used for (i) an auction, "fire sale", "liquidation sale", "going out of business sale" or any similar such sale or activity or (ii) lodging or sleeping.
6.
No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.
7.
Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
8.
Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.
9.
Landlord will direct electricians as to where and how telephone, telegraph, computer and other wires and cables (collectively, “Wires”) are to be introduced. No boring or cutting for Wires or stringing of Wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall remove all Wires from the Premises by the end of the Term.
10.
Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space (other than spaces expressly designated for such purpose by Landlord for truck parking) without the express written permission of Landlord. Trucks may be parked only in truck dock positions and in other paved areas expressly designated for such purpose by Landlord. Trailers may be parked only in paved areas expressly designated for such purpose by Landlord. Neither trucks nor trailers may be parked or staged in (i) areas adjacent to truck docks, serving any portion of the Building, which are intended by Landlord for truck maneuvering or (ii) any driveway, drive aisle or other paved area which provides ingress or egress for cars or trucks to or from any portion of the Building or any street adjoining the Building. Tenants may only use that portion of the truck court for truck and trailer parking or staging that is contiguous to the Premises (i.e. the truck court area that would be included in the area if the sidewalls of the Premises were extended into the truck court).

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11.
No tenant shall use any area within the Project for storage purposes other than the interior of the Premises, unless otherwise expressly consented to in writing by Landlord.
12.
Tenant will have the right to stripe or mark the floor of the Building only in compliance with this rule. Landlord strongly encourages Tenant to stripe or otherwise mark the floor of the Building only with 3M floor striping tape. If Tenant elects to paint stripes or other markings on the floor of the Building, all such paint must, prior to expiration or termination of this Lease, be removed by Tenant at its expense in accordance with this rule. Paint on the floor of the Building must be removed only by use of a chemical paint remover; provided that the chemical used for removal must be permissible for such use under Environmental Laws and other Governmental Requirements and the chemical must be used (and all chemicals and removed paint must be disposed of) in accordance with Environmental Laws and other Governmental Requirements. Under no circumstances may paint be removed from the floor of the Building by grinding, scraping or shot-blasting. After paint has been chemically removed in accordance with this rule, the floor must be thoroughly cleaned to remove completely any chemical residue which might be present as a result of the removal process.
13.
If Tenant installs any racking, equipment or machinery in the Building which requires installation of bolts in the floor of the Building, Tenant must, prior to expiration or termination of this Lease, at the expense of Tenant, remove all such bolts in accordance with this rule. All bolts will be cut or ground so that the top of the remaining portion of the bolt is at least one-quarter inch below the surface of the floor. All holes created by such removal of bolts must be filled with 100% epoxy, which meets the standards set by the American Concrete Institute and which is color-matched to the floor being filled.

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EXHIBIT E

CONSTRUCTION ADDENDUM

1.
Tenant shall be responsible for constructing the interior improvements within the Premises (the “Leasehold Improvements”). Tenant’s proposed architect/engineer and construction contractor is subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Tenant shall, at its sole cost and expense, and no later than April 1, 2022, prepare and submit to Landlord for Landlord’s written approval or disapproval (which approval will not be unreasonably withheld or conditioned) a complete set of plans and specifications and construction drawings (collectively, the “Tenant Work Plans and Specifications”) covering all work to be performed by Tenant in constructing the Leasehold Improvements. The Tenant Work Plans and Specifications shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations; provided, however, that Landlord’s approval of the Tenant Plans and Specifications shall not be deemed to be a warranty or representation that the Tenant Plans and Specifications comply with all applicable statutes, ordinances and regulations. Landlord shall review the Tenant Plans and Specifications and indicate requested changes, if any, by written notice to Tenant, within fifteen (15) days after receipt of the Tenant Plans and Specifications by Landlord.

2.
Before starting construction of any Leasehold Improvements, Tenant shall procure, and provide Landlord with copies of, all permits, licenses, consents, notices and other approvals necessary to commence such work from all public and quasi-public authorities with jurisdiction (collectively, the “Construction Permits”). In connection with completion of any of the Leasehold Improvements, Tenant shall: (i) procure, and provide Landlord with copies of, all necessary permits, licenses, consents and other approvals, including without limitation a certificate of occupancy; and (ii) comply with all Governmental Requirements.
3.
Tenant or its contractor shall use reasonable speed and diligence to construct the Leasehold Improvements in a good, first-class, workmanlike and timely manner and in accordance with the Tenant Plans and Specifications and Tenant shall not unreasonably interfere with Landlord’s completion of Landlord’s Base Building Work at the Premises. Tenant shall carry, or cause its contractor to carry, insurance reasonably satisfactory to Landlord throughout the construction of the Leasehold Improvements. Regardless of whether or not Tenant is able to Substantially Complete the Leasehold Improvements or commence business operations from the Premises by the date of Substantial Completion of Landlord’s Base Building Work, Tenant’s obligation to pay Base Rent and Additional Rent hereunder shall nevertheless begin in accordance with the terms of this Lease.
4.
Upon Substantial Completion of the Leasehold Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Leasehold Improvements. Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.
5.
Landlord shall reimburse Tenant for Tenant’s costs (as defined in subsection (d) below) incurred in constructing the Leasehold Improvements, up to an amount of Four Hundred Eighty Thousand Fifty and 00/100 Dollars ($480,050.00)) (the “Tenant Allowance”) as follows:

(a)
Landlord shall pay the Tenant Allowance to Tenant at such time that Tenant’s contractor has:

(i) substantially completed the Leasehold Improvements and received a certificate of occupancy from the applicable governing authority;

(ii) delivered to Landlord lien waivers and affidavits from Tenant’s contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Premises relating to the Leasehold Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord’s title insurer that

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there are no parties entitled to file a lien against the real property underlying the Building in connection with such work; and

(iii) delivered to Landlord all invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Leasehold Improvements.

(b)
Tenant's costs for construction of the Leasehold Improvements shall include all “hard” and “soft” costs associated with the construction of the Leasehold Improvements, which shall include without limitation, the cost of the Tenant Work Plans and Specifications, Construction Permits and all tenant buildout.
(c)
The Tenant Allowance must be used within twelve (12) months following the Lease Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto,
(d)
Tenant shall be responsible for all costs of construction of the Leasehold Improvements in excess of the Tenant Allowance.
6.
Landlord and Tenant acknowledge that Landlord will install a 2,000 amp main electrical panel at the Building. Tenant shall be able to utilize up to 1,000 amps of electrical service from such panel. Any electrical service requirements by Tenant in excess of 1,000 amps and costs related thereto will be subject to deduction from the Tenant Improvement Allowance or paid directly by Tenant to Landlord upon demand.

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